EXHIBIT 10(c)

                              AMENDED AND RESTATED
                              MASTER LOAN AGREEMENT


      THIS MASTER LOAN AGREEMENT is entered into as of March 14, 2001, between COBANK, ACB ("CoBank") and TELMARK LLC, successor by merger to Telmark, Inc. pursuant to the Certificate of Merger dated June 29, 1998, effective July 1, 1998, Syracuse, NY (the "Company").

                                   BACKGROUND

     CoBank and the Company are parties to a Master Loan Agreement dated February 1, 1996 (as amended, the "Existing Agreement"). Pursuant to the terms of the Existing Agreement, the parties entered into one or more Supplements thereto. CoBank and the Company now desire to amend and restate the Existing Agreement and to apply such new agreement to the existing Supplements, as well as any new Supplements that may be issued thereunder. For that reason and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company hereby agree that the Existing Agreement shall be amended and restated, in its entirety, to read as follows:

     SECTION 1. SUPPLEMENTS. In the event the Company desires to borrow from CoBank and CoBank is willing to lend to the Company, or in the event CoBank and the Company desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to this agreement (a "Supplement"). Each Supplement will set forth the amount of the loan, the purpose of the loan, the interest rate or rate options applicable to that loan, the repayment terms of the loan, and any other terms and conditions applicable to that particular loan. Each loan will be governed by the terms and conditions contained in this agreement and in the Supplement relating to the loan.

     SECTION 2. AVAILABILITY. Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business upon the telephonic or written request of the Company. Requests for loans must be received no later than 12:00 noon Mountain Time on the date the loan is desired. Loans will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized by the Company. The Company shall furnish to CoBank a duly completed and executed copy of a CoBank Delegation and Wire Transfer Authorization Form, and CoBank shall be entitled to rely on (and shall incur no liability to the Company in acting on) any request or direction furnished in accordance with the terms thereof.

     SECTION 3. REPAYMENT. The Company's obligation to repay each loan shall be evidenced by the promissory note set forth in the Supplement relating to that loan or by such replacement note as CoBank shall require. CoBank shall maintain a record of all loans, the interest accrued thereon, and all payments made with respect thereto, and such record shall, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest on the loans. All payments shall be made by wire transfer of immediately available funds or by check. Wire transfers shall be made to ABA No. 307088754 for advice to and credit of CoBANK (or to such other account as CoBank may direct by notice). The Company shall give CoBank telephonic notice no later than 12:00 noon Mountain Time of its intent to pay by wire and funds received after 3:00 p.m. Mountain Time shall be credited on the next business day. Checks shall be mailed to CoBank, Department 167, Denver, Colorado, 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the latter of: (a) the day on which CoBank receives immediately available funds; or (b) the next business day after receipt of the check.

     SECTION 4. CAPITALIZATION. The Company agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its Bylaws. However, the maximum amount of equity which the Company shall be obligated to purchase in connection with any loan may not exceed the maximum amount permitted by the Bylaws at the time the Supplement relating to that loan is entered into or such loan is renewed or refinanced by CoBank.

     SECTION 5. SECURITY. The company's obligations under this agreement, all Supplements (whenever executed), and all instruments and documents contemplated hereby or thereby, shall be secured by a statutory first lien on all equity which the Company may now own or hereafter acquire in CoBank. Except for CoBank's lien on the Company's equity in CoBank, the Company's obligations hereunder and under each Supplement shall be unsecured.

     SECTION 6. CONDITIONS PRECEDENT.

               (A) CONDITIONS TO INITIAL SUPPLEMENT. CoBank's obligation to extend credit under the initial Supplement hereto is subject to the conditions precedent that CoBank receive, in form and substance satisfactory to CoBank, each of the following:

                    (i) THIS AGREEMENT, ETC. A duly executed copy of this agreement and all instruments and documents contemplated hereby.

                    (ii) OPINION OF COUNSEL. An opinion of counsel to the Company (which counsel must be acceptable to CoBank).

                    (iii) CERTIFICATION. A certification by an officer or employee of the Company acceptable to CoBank stating that no Event of Default or Potential Event of Default has occurred.

               (B) CONDITIONS TO EACH SUPPLEMENT. CoBank's obligation to extend credit under each Supplement, including the initial Supplement, is subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

                    (i) SUPPLEMENT. A duly executed copy of the Supplement and all instruments and documents contemplated thereby.

                    (ii) EVIDENCE OF AUTHORITY. Such certified board resolutions, evidence of incumbency, and other evidence that CoBank may require that the Supplement, all instruments and documents executed in connection therewith, and, in the case of initial Supplement hereto, this agreement and all instruments and documents executed in connection herewith, have been duly authorized and executed.

                    (iii) FEES AND OTHER CHARGES. All fees and other charges provided for herein or in the Supplement.

                    (iv) EVIDENCE OF PERFECTION, ETC. Such evidence as CoBank may require that CoBank has a duly perfected first priority lien on all security for the Company's obligations, and that the Company is in compliance with Section 8(D) hereof.

               (C) CONDITIONS TO EACH LOAN. CoBank's obligation under each Supplement to make any loan to the Company thereunder is subject to the condition that no "Event of Default" (as defined in Section 11 hereof) or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and be continuing.

     SECTION 7. REPRESENTATIONS AND WARRANTIES.

               (A) THIS AGREEMENT. The Company represents and warrants to CoBank that as of the date of this Agreement:

                    (i) COMPLIANCE. The Company is in compliance with all of the terms of this agreement, and no Event of Default or Potential Default exists hereunder.

               (B) EACH SUPPLEMENT. The execution by the Company of each Supplement hereto shall constitute a representation and warranty to CoBank that:

                    (i) APPLICATIONS.  Each  representation and warranty and all information set forth in any application or other documents submitted in connection with, or to induce CoBank to enter into, such Supplement, is correct in all material respects as of the date of the Supplement.

                    (ii) CONFLICTING AGREEMENTS, ETC. This agreement, the Supplements, and all security and other instruments and documents relating hereto and thereto (collectively, at any time, the "Loan Documents"), do not conflict with, or require the consent of any party to, any other agreement to which the Company is a party or by which it or its property may be bound or affected, and do not conflict with any provision of the Company's bylaws, articles of incorporation, or other organizational documents.

                    (iii) COMPLIANCE. The Company is in compliance with all of the terms of the Loan Documents (including, without limitation, Section 8(A) of this agreement on eligibility to borrow from CoBank).

                    (iv) BINDING  AGREEMENT.  The Loan  Documents  create legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally.

     SECTION 8. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect, the Company agrees to:

               (A) ELIGIBILITY. Maintain its status as an entity eligible to borrow from CoBank.

               (B) CORPORATE EXISTENCE,  LICENSES. ETC. (i) Preserve and keep in full force and effect its existence and good standing in the jurisdiction of its incorporation or formation; (ii) qualify and remain qualified to transact business in all jurisdictions where such qualification is required; and (iii) obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by law, rule, regulation, ordinance, code, order, and the like (collectively, "Laws").

               (C) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection and any patron or member investment program that it may have. In addition, the Company agrees to cause all persons occupying or present on any of its properties to comply in all material respects with all environmental protection Laws.

               (D) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral for the Company's obligations to CoBank shall have mortgagee or lender loss payable clauses or endorsements in form and content acceptable to CoBank. At CoBank's request, all policies (or such other proof of compliance with this Subsection as may be satisfactory to CoBank) shall be delivered to CoBank.

               (E) PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

               (F) BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

               (G) INSPECTION. Permit CoBank or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records including, without limitation, the lease portfolio, and to discuss its affairs, finances, and accounts, with its respective officers, directors, employees, and independent certified public accountants.

               (H) REPORTS AND NOTICES. Furnish to CoBank:

                    (i) ANNUAL FINANCIAL STATEMENTS.  As soon as available,  but in no event more than 90 days after the end of each fiscal year of the Company occurring during the term hereof, the Company shall make available annual financial statements of the Company prepared in accordance with GAAP consistently applied. Such financial statements shall: (a) be audited by independent certified public accountants selected by the Company and acceptable to CoBank; (b) be accompanied by a report of such accountants containing an opinion thereon acceptable to CoBank;
               (c) be prepared in reasonable detail and in comparative form; and
               (d) include a balance sheet, a statement of income and member's equity, a statement of cash flows, and all notes and schedules relating thereto.

                    (ii) INTERIM FINANCIAL STATEMENTS. As soon as available, but in no event more than 45 days after the end of each quarter, a balance sheet of the Company as of the end of such quarter, a statement of income for the Company for such period and for the period year to date, a report of the lease portfolio quality as of the end of each fiscal quarter and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied.

                    (iii) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the occurrence of an Event of Default or a Potential Default.

                    (iv) NOTICE OF NON-ENVIRONMENTAL LITIGATION.  Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Company which, if determined adversely to the Company, could have a material adverse effect on the financial condition, properties, profits, or operations of the Company.

                    (v) NOTICE OF ENVIRONMENTAL LITIGATION,  ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Company to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

                    (vi) NOTICE OF OTHER CREDIT ARRANGEMENTS. As soon as possible, and in any event prior to incurring any indebtedness, the Company will notify CoBank of the amount, terms, and conditions of the subject indebtedness. Notice will not be required with respect to: (A) indebtedness of the Company under this agreement; (B) indebtedness incurred prior to the the date of this agreement; and (C) accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business, as presently conducted.

                    (vii) BYLAWS AND ARTICLES.  Promptly after any change in the
               Company's bylaws or articles of incorporation (or like documents), copies of all such changes, certified by the Company's Secretary.

                    (viii) DEFAULT CERTIFICATE. Together with each set of financial statements furnished to CoBank pursuant to Section 8(H) hereof, a certificate of an officer or employee of the Company acceptable to CoBank certifying that no Event of Default or Potential Default occurred during the period covered by such statements, or, if such an Event of Default or Potential Default occurred, a description thereof and all action taken or to be taken to remedy same.

                    (ix) ANNUAL BUDGETS.  As soon as available,  but in no event more than 30 days after the end of any fiscal year of the Company occurring during the term hereof, copies of the Company's annual budgets and forecasts of operations.

                    (x) OTHER INFORMATION.  Such other information regarding the condition or operations, financial or otherwise, of the Company as CoBank may from time to time reasonably request, including but not limited to copies of all pleadings, notices, and communications referred to in Subsections 8(H)(iv) and (v) above.

     SECTION 9. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:

               (A) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of CoBank; (ii) Liens for taxes, assessments, or governmental charges that are not past due;
     (iii) Liens and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and (vii) Liens on property acquired by the Company in the ordinary course of business in satisfaction of debt owed to Company, provided that the Company shall undertake, in accordance with industry practice, to dispose promptly of any such property.

               (B) MERGERS, ACQUISITIONS, ETC. Merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture.

               (C) TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business, provided, however that during each fiscal year the Company may sell or transfer assets (excluding sales of securitized leases) up to 5% of the total assets of the Company as of the prior fiscal year end. Such sales may include the sale of non- recourse interests in loans or leases sold to other lenders. Notwithstanding the foregoing, the Company may securitize leases in an amount not to exceed 25% of the total liabilities of the company provided that such securitizations are accounted for as on-balance sheet financing.

               (D) LOANS. Lend or advance money, credit, or property to any person or entity, except for credit extended in the ordinary course of business.

               (E) CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business and except for recourse obligations relative to the sale of assets.

               (F) CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to the Company's present business activities or operations.

               (G) TRANSACTIONS WITH AFFILIATES. Invest in Agway Inc. or its subsidiaries whether by lease, loan of funds, purchase of equity, or otherwise. Notwithstanding the above, the Company may a) make short-term loans of funds not to exceed $5,000,000.00 in the aggregate at any one time outstanding to Agway Inc. or its subsidiaries and b) in the ordinary course of business, enter into leasing transactions with Agway Inc. or its subsidiaries in an aggregate amount not to exceed 5% of the total assets of the Company.

               (H) DISTRIBUTIONS. Declare or make, or incur any liability to make, any distributions of any kind in respect of equity interests in the Company in excess of 50% of Net Income (as determined in accordance with GAAP consistently applied) earned by the Company after June 30, 2000.

     SECTION 10. FINANCIAL COVENANTS. Unless otherwise agreed to in writing, while this agreement is in effect:

               (A) TOTAL LIABILITIES TO EQUITY. The Company will have at the end of each reporting period a ratio of total liabilities to equity of no greater than 6:1. For the purposes of this calculation, total liabilities are defined as total liabilities less non-interest bearing subordinated borrowings from Agway, Inc. and its subsidiaries. Equity is defined as net worth plus subordinated borrowings from Agway, Inc. and its subsidiaries.

               (B) INTEREST COVERAGE. The Company will have at the end of each reporting period a ratio of net income (before taxes) plus interest expense to interest expense for such period (all determined in accordance with GAAP consistently applied) of not less than 1.25:1 measured on a rolling twelve month basis.

               (C) TANGIBLE NET WORTH. The Company will at all times maintain Tangible Net Worth (as determined in accordance with GAAP consistently applied) in an amount not less than $85,000,000 for each fiscal year ending after June 30, 2000.

     SECTION 11. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this agreement:

               (A) PAYMENT DEFAULT. The Company should fail to make any payment to, or to purchase any equity in, CoBank when due.

               (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by the Company herein or in any Supplement, application, agreement, certificate, or other document related to or furnished in connection with this agreement or any Supplement, shall prove to have been false or misleading in any material respect on or as of the date made or deemed made.

               (C) CERTAIN AFFIRMATIVE COVENANTS. The Company should fail to perform or comply with Sections 8(A) through 8(H)(ii), 8(H)(vi) through 8(H)(x), or any reporting covenant set forth in any Supplement hereto, and such failure continues for 15 days after written notice thereof shall have been delivered by CoBank to the Company.

               (D) OTHER COVENANTS AND AGREEMENTS. The Company should fail to perform or comply with any other covenant or agreement contained herein or in any other Loan Document or shall use the proceeds of any loan for an unauthorized purpose.

               (E) CROSS-DEFAULT. The Company should, after any applicable grace period, breach or be in default under the terms of any other agreement between the Company and CoBank.

               (F) OTHER INDEBTEDNESS. The Company should fail to pay when due any indebtedness to any other person or entity for borrowed money or any long-term obligation for the deferred purchase price of property (including any capitalized lease), or any other event occurs which, under any agreement or instrument relating to such indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation, whether or not such indebtedness or obligation is actually accelerated or the right to accelerate is conditioned on the giving of notice, the passage of time, or otherwise.

               (G) JUDGMENTS. A judgment, decree, or order for the payment of money shall be rendered against the Company and either: (i) enforcement proceedings shall have been commenced; (ii) a Lien prohibited under Section 9(A) hereof shall have been obtained; or (iii) such judgment, decree, or order shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

               (H) INSOLVENCY,  ETC. The Company shall:  (i) become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) commence or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation Law of any jurisdiction.

               (I) MATERIAL ADVERSE CHANGE. Any material adverse change occurs, as reasonably determined by CoBank, in the Company's financial condition, results of operation, or ability to perform its obligations hereunder or under any instrument or document contemplated hereby.

     SECTION 12. REMEDIES. Upon the occurrence and during the continuance of an Event of Default or any Potential Default, CoBank shall have no obligation to continue to extend credit to the Company and may discontinue doing so at any time without prior notice. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, upon notice to the Company, terminate any commitment and declare the entire unpaid principal balance of the loans, all accrued interest thereon, and all other amounts payable under this agreement, all Supplements, and the other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Company. In addition, upon such an acceleration:

               (A) ENFORCEMENT. CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by this agreement, any other Loan Document or under Law. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof, or the exercise of any other right. Without limiting the foregoing, CoBank may hold and/or set off and apply against the Company's obligations to CoBank the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are then due).

               (B) APPLICATION OF FUNDS. CoBank may apply all payments received by it to the Company's obligations to CoBank in such order and manner as CoBank may elect in its sole discretion.

In addition to the rights and remedies set forth above: (i) if the Company fails to purchase any equity in CoBank when required or fails to make any payment to CoBank when due, then at CoBank's option in each instance, such obligation or payment shall bear interest at 2% per annum in excess of CoBank's National Variable Rate; and (ii) after the maturity of any loan, whether by reason of acceleration or otherwise, the unpaid balance of the loan shall automatically bear interest at 2% per annum in excess of the rates that would otherwise be in effect on such loan. All interest provided for herein shall be payable on demand and shall be calculated from the date such payment was due to the date paid on the basis of a year consisting of 360 days.

     SECTION 13. BROKEN FUNDING SURCHARGE. Notwithstanding any provision contained in any Supplement giving the Company the right to repay any loan prior to the date it would otherwise be due and payable, the Company agrees that in the event it repays any fixed rate balance prior to its scheduled due date or prior to the last day of the fixed rate period applicable thereto (whether such payment is made voluntarily, as a result of an acceleration, or otherwise), the Company will pay to CoBank a prepayment surcharge consisting of: (i) any funding losses incurred by CoBank as as a result thereof, and (ii) a per annum yield of 1/2 of 1% on the amount prepaid for the period such amount was scheduled to to have been outstanding at such fixed rate. Notwithstanding the foregoing, in the event any fixed rate balance is repaid as a result of the Company refinancing the loan with another lender or by other means, then in lieu of the foregoing, the Company shall pay to CoBank a surcharge in an amount sufficient (on a present value basis) to enable CoBank to maintain the yield it would have earned during the fixed rate period on the amount repaid. Such surcharges will be calculated in accordance with methodology established by CoBank (a copy of which will be made available to the Company upon request).

     SECTION 14. COMPLETE AGREEMENT, AMENDMENTS. This agreement, all Supplements, and all other instruments and documents contemplated hereby and thereby, are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, and no consent to any departure by the Company herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this agreement is amended or restated, each such amendment or restatement shall be applicable to all Supplements hereto.

     SECTION 15. OTHER TYPES OF CREDIT. From time to time, CoBank may issue letters of credit or extend other types of credit to or for the account of the Company. In the event the parties desire to do so under the terms of this agreement, such extensions of credit may be set forth in any Supplement hereto and this agreement shall be applicable thereto.

     SECTION 16. APPLICABLE LAW. Except to the extent governed by applicable federal law, this agreement and each Supplement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.

     SECTION 17. NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or 3 days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:                         If to the Company, as follows:
CoBank, ACB                                       Telmark LLC
5500 South Quebec Street                          ATTN: Secretary
Greenwood Village, CO 80111                       333 Butternut Drive
ATTN: Corporate Finance                           DeWitt, NY  13214
FAX#: (303) 694-5830                              FAX#: (315) 449-7831

     SECTION 18. TAXES AND EXPENSES. To the extent allowed by law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained by CoBank) incurred by CoBank in connection with the origination, administration, collection, and enforcement of this agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Company's obligations to CoBank, and any stamp, intangible, transfer, or like tax payable in connection with this agreement or any other Loan Document.

     SECTION 19. EFFECTIVENESS AND SEVERABILITY. This agreement shall continue in effect until: (i) all indebtedness and obligations of the Company under this agreement, all Supplements, and all other Loan Documents shall have been paid or satisfied; (ii) CoBank has no commitment to extend credit to or for the account of the Company under any Supplement; and (iii) either party sends written notice to the other terminating this agreement. Any provision of this agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

     SECTION 20. SUCCESSORS AND ASSIGNS. This agreement, each Supplement, and the other Loan Documents shall be binding upon and inure to the benefit of the

Company and CoBank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under this agreement, any Supplement or any other Loan Document without the prior written consent of CoBank.

     SECTION 21. PARTICIPATIONS, ETC. From time to time, CoBank may sell to one or more banks, financial institutions or other lenders a participation in the loans made pursuant to this agreement. However, no such participation shall relieve CoBank of any commitment made to the Company under any Supplement hereto. In connection with the foregoing, CoBank may disclose information concerning the Company and its subsidiaries to any participant or prospective participant provided that such participant or prospective participant agrees to keep such information confidential. CoBank agrees that all loans made by CoBank that are retained for its own account and are not included in a sale of participation interest shall be entitled to patronage distributions in accordance with the bylaws of CoBank and its practices and procedures related to patronage distribution. Accordingly, and unless otherwise agreed to by CoBank, all loans that are included in a sale of a participation interest shall not be entitled to patronage distributions. A sale of a participation interest in a loan may include the granting of certain voting rights to the participants regarding the loan, including, but not limited to, rights regarding the administration, servicing and enforcement of such Loan. The agreement of participants (including CoBank, as the seller of participation interests) with more than 66 2/3 percent of the Commitment (but in no case fewer than 2 lenders) will be required for any loan modification; except that extending maturity dates, increasing the size of the commitment, changing interest rates and/or fees or the calculation thereof, increasing a participants share of the commitment, or release of collateral (other than in the normal course of the Company's business), shall require a unanimous vote of all participants. Notwithstanding anything in this Agreement to the contrary, CoBank agrees that it shall obtain the consent of the Company prior to the sale of any participation interest, which consent shall not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers as of the date shown above.



COBANK, ACB                            TELMARK LLC

BY:    /S/RALPH LAWRENCE               BY:    /S/KAREN J. OHLIGER
       ------------------------------         ----------------------------------



TITLE: VICE PRESIDENT                  TITLE: TREASURER
       ------------------------------         ----------------------------------